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                                                                   Exhibit 10.10
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                 AMENDMENT NO. 1 TO TUESDAY MORNING CORPORATION
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                      1997 LONG-TERM EQUITY INCENTIVE PLAN
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         On March 9, 1999, the Board of Directors of Tuesday Morning Corporation
(the "Company") approved an amendment (the "Amendment") to the Company's 1997 Long-Term Equity Incentive Plan (the "Plan"). As of March 25, 1999, the
Amendment was approved by the written consent of shareholders of the Company owning at least a majority of the Company's outstanding shares of common stock.

         The Amendment modifies the first sentence of Section 4 of the Plan to increase the aggregate number of shares of common stock that may be issued pursuant to the Plan to 4.8 million shares, after giving effect to the proposed seven for one stock dividend.


                                       TUESDAY MORNING CORPORATION


                                       By:  /s/ MARK E. JARVIS
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                                              Mark E. Jarvis
                                              Chief Financial Officer